As filed with the Securities and Exchange Commission on February 29, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HYDROFARM HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	81-4895761
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1510 Main Street Shoemakersville, Pennsylvania	19555
(Address of Principal Executive Offices)	(Zip Code)

Hydrofarm Holdings Group, Inc. 2020 Employee, Director and Consultant Equity Incentive Plan
(Full title of the plan)

William Toler
Chairman and Chief Executive Officer
Hydrofarm Holdings Group, Inc.
1510 Main Street
Shoemakersville, Pennsylvania 19555
(707) 765-9990
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Kenneth R. Koch, Esq. Jeffrey D. Cohan, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 919 Third Avenue, New York, NY 10022 (212) 935-3000 Facsimile: (212) 935-3000	B. John Lindeman Chief Financial Officer Hydrofarm Holdings Group, Inc. 1510 Main Street Shoemakersville, Pennsylvania 19555 (707) 765-9990

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer    ☐                                    Accelerated filer            ☐

Non-accelerated filer    ☒                         Smaller reporting company    ☒

                                                         Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement registers an aggregate of 1,996,558 additional shares of the Registrant’s common stock reserved under the Hydrofarm Holdings Group, Inc. 2020 Employee, Director and Consultant Equity Incentive Plan (the “2020 Plan”), representing an increase of (i) 1,831,595 shares reserved under the 2020 Plan effective January 1, 2024 by operation of the 2020 Plan’s “evergreen” provision, and (ii) 164,963 additional shares of the Registrant’s common stock that would have been issuable upon the vesting of awards granted under the 2020 Plan, but that were withheld, forfeited, expired or were cancelled without delivery, and as such became available for issuance under the 2020 Plan pursuant to its terms. This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 of the Registrant relating to an employee benefit plan is effective (SEC File No. 333-253143). The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-253143) (including the reoffer prospectus contained therein) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
4.1	Specimen Common Stock Certificate of Hydrofarm Holdings Group, Inc.	Form S-1 (Exhibit 4.1)	November 12, 2020	333-250037
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of the securities being registered.
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page to this Registration Statement).
107*	Filing Fee Table

*  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shoemakersville, Pennsylvania on February 29, 2024.

Hydrofarm Holdings Group, Inc.

/s/ William Toler
William Toler
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the directors and officers of Hydrofarm Holdings Group, Inc. whose signature appears below hereby severally constitutes and appoints William Toler and B. John Lindeman, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Hydrofarm Holdings Group, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ William Toler	Chief Executive Officer and Chairman of the Board	February 29, 2024
William Toler	(Principal Executive Officer)

/s/ B. John Lindeman	Chief Financial Officer	February 29, 2024
B. John Lindeman	(Principal Financial Officer)

/s/ Kevin O’Brien	Chief Accounting Officer	February 29, 2024
Kevin O’Brien	(Principal Accounting Officer)

/s/ Susan Peters	Director	February 29, 2024
Susan Peters

/s/ Patrick Chung	Director	February 29, 2024
Patrick Chung

/s/ Renah Persofsky	Director	February 29, 2024
Renah Persofsky

/s/ Richard D. Moss	Director	February 29, 2024
Richard D. Moss

/s/ Melisa Denis	Director	February 29, 2024
Melisa Denis